EXHIBIT 10.1

AMENDMENT TWO
TO THE
EXECUTIVE SEVERANCE PLAN OF NEWMONT

WHEREAS, the Executive Severance Plan of Newmont (the “Plan”) was restated by Newmont USA Limited (the “Plan Sponsor”) effective January 1, 2014; and

WHEREAS, Newmont Mining Corporation (“Newmont Mining”) has expressed its intent to enter into a stock purchase agreement (the “SPA”) with AngloGold Ashanti North America, Inc. and certain related entities (“AGA”) and the Plan Sponsor wishes to amend the Plan in a manner consistent with the SPA in the event the SPA is entered into by Newmont Mining and AGA; and

WHEREAS, Section 8.02 of the Plan authorizes the Plan Sponsor to amend the Plan from time to time.

NOW, THEREFORE, the Plan is hereby amended effective August 3, 2015 or as otherwise set forth in the SPA as follows:

1. Article I, “Definitions,” is amended by adding the following definitions:

“AGA” means AngloGold Ashanti North America Inc., AngloGold Ashanti USA Incorporated, AngloGold Ashanti (Colorado) Corp., GCGC LLC and any other entities included within the above entities pursuant to the stock purchase agreement by and among the foregoing entities and Newmont Mining Corporation.

“AGA Entity” means AngloGold Ashanti North America Inc., AngloGold Ashanti (Colorado) Corp., GCGC LLC, LeClair Consolidated Mines Company, Matoa Gold Mining Company and Cripple Creek and Victor Gold Mining Co.

2. Article I, “Definitions,” is amended by restating the definition of “Service” as follows:

“Service” means continuous service with the Employer or an Affiliated Entity commencing on the Executive Employee’s date of hire and each successive 12-month period.  In addition, Service with an AGA Entity shall be included in “Service” with respect to an Executive Employee who was employed by an AGA Entity immediately preceding the stock purchase transaction by and among Newmont Mining Corporation and AGA and who continues employment with the Employer.

The Administration Committee or its delegate is hereby authorized to take any action it deems necessary or advisable to implement this Amendment.

The foregoing was adopted this 3rd day of August, 2015.

NEWMONT USA LIMITED

By	/s/ Stephen P. Gottesfeld
Name	Stephen P. Gottesfeld
Title	Vice President